As filed with the Securities and Exchange Commission on February 12, 2010	Registration No. 333-150836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as specified in its Charter)

NEVADA	5180	87-0569467
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
86 536 736 3688
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CSC Service of Nevada, Inc
502 East John Street
Carson City NV 89706
800-927-9800

(Name, address including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Simon Luk, Esq.
Winston & Strawn LLP
11 th Floor
Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong
852-2292-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On May 12, 2008, we filed a Registration Statement on Form S-1 (Registration No. 333-150836) (the “Registration Statement”) with respect to the resale of an aggregate of 4,730,251 shares of our common stock, par value $0.001 per share (the “Securities”). We filed the Registration Statement for the benefit of holders of the Securities, which were granted registration rights pursuant to a registration rights agreement dated March 12, 2008 (the “Agreement”). We are no longer required to maintain the effectiveness of the Registration Statement pursuant to the terms of the Agreement. In accordance with the terms of the Agreement and our undertaking under Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 2 to the Registration Statement to remove from registration all Securities not sold by the holders pursuant to the Registration Statement. Accordingly, we hereby request that, upon the effectiveness of this Post-Effective Amendment No. 2 to the Registration Statement, such Securities be removed from registration.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weifang, Shandong Province, The People’s Republic of China, on February 12, 2010.

Yuhe International, Inc.

By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer (On behalf of the Registrant as Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Dated February 12, 2010	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer and Director

Dated February 12, 2010	/s/ Hu Gang
Hu Gang Chief Financial Officer (Principal Financial Officer)

Dated February 12, 2010	/s/ Jiang Yingjun
Jiang Yingjun Chief Accounting Officer (Principal Accounting Officer)

Dated February 12, 2010	/s / Gao Zhentao
Gao Zhentao, attorney-in-fact executing on behalf of Peter Li, Director of the Registrant

Dated February 12, 2010	/s / Gao Zhentao
Gao Zhentao, attorney-in-fact executing on behalf of Liu Yaojun, Director of the Registrant

Dated February 12, 2010	/s / Gao Zhentao
Gao Zhentao, attorney-in-fact executing on behalf of Greg Huett, Director of the Registrant

Dated February 12, 2010	/s/ Han Chengxiang
Han Chengxiang
Director